Exhibit 4.2


                                SUBSCRIPTION FORM
                                       For
                             Shares of Common Stock
                                       of
                              FIRST IPSWICH BANCORP

TO:   First Ipswich Bancorp                                  [STICKER]
      31 Market Street
      Ipswich, Ma  01938

Subscription Rights

      Subscriber is eligible to subscribe for the number of shares shown on the sticker attached to this form above pursuant to the Basic Subscription Right (the "Basic Shares") for additional shares pursuant to the oversubscription privilege.

      The undersigned hereby subscribes for the following shares of Common Stock of First Ipswich Bancorp upon the terms specified in the Prospectus (see "Plan of Distribution") for the Subscription Rights.

1. BASIC SUBSCRIPTION RIGHTS (Subject to a limitation of number of Basic Shares shown above)

         Shares                   Subscription
      Subscribed                     Price                        Payment

      _________________      x       $13.00           =           $__________

2.    OVERSUBSCRIPTION PRIVILEGE - MUST HAVE SUBSCRIBED FOR ALL BASIC SHARES

         Shares                   Subscription
      Subscribed                     Price                        Payment

      _________________      x       $13.00           =           $__________

                                  TOTAL PAYMENT ENCLOSED          $__________

     (Total, payable to First Ipswich Bancorp, must accompany Subscription Form)

     The undersigned understands that this subscription shall be irrevocable.

Dated: ____________________, 2004       ________________________________________
                                        Subscriber's Signature

Subscriber's Telephone Number:_______________________

Subscriber's State of Residence: ____________________

FULL INSTRUCTIONS FOR THE USE OF THIS FORM APPEAR ON THE FOLLOWING PAGE.

                                  INSTRUCTIONS

      If you wish to exercise your Subscription Rights, use these instructions.

      General. The total number of Basic Subscription Rights to which you are entitled is printed on the label affixed to the front of your Subscription form. One Subscription Right and the Subscription Price are required for each share you subscribe for under the Basic Subscription Privilege. The Subscription Rights cannot be transferred.

      To exercise your Subscription Rights, fill in the required information set forth on the form concerning the number of shares you desire and payment, fill in your telephone number and state of residence and sign on the line marked Subscriber's signature.

      The number of shares for which you may subscribe under the Basic Subscription Right is equal to the number of Basic Subscription Rights set forth on the sticker attached to the face of the Subscription Form. Enter the number of shares you wish to subscribe for under the Basic Subscription Right (up to the number of Basic Subscription Rights you have) and calculate the amount of the subscription payment for the Basic Subscription Right by multiplying the Subscription Price of $13.00 per share by the number of shares subscribed for.
Note: You may choose to subscribe for fewer than your maximum number of shares under the Basic Subscription Right, but not less than a minimum amount equal to the amount obtained by subtracting the number of shares you currently hold from
100. Note: this minimum amount does not apply to those shareholders holding 100 or more shares already.

      If you have subscribed for the full number of Basic Subscription Rights, you may exercise the Oversubscription Privilege. Enter the number of shares you wish to subscribe to under the Oversubscription Privilege and calculate the shares by multiplying the subscription price for the Oversubscription Shares of $13.00 per share by the number of Oversubscription shares subscribed for.

      Add the subscription price of the Basic Shares and the Oversubscription Shares together and enter the "Total Payment Enclosed."

      Payment. Full payment of the Subscription Price for all Common Stock subscribed for under the Subscription Rights must accompany the Subscription Form and may be made by check or money order, payable in U.S. dollars to the order of First Ipswich Bancorp. Subscription Forms received for subscription without any payment will be returned. The total payment must be enclosed.

      The signature of the subscriber and date must appear on the Subscription Form.

      If the Subscription Form is signed and executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, and the Subscription Rights are not issued in such manner, the person so executing must give his full title in such capacity, and proper evidence of authority to act in such capacity must be furnished.

      Transmittal. Please send your Subscription Form, in the return envelope provided, to Subscription Agent, First Ipswich Bancorp, 31 Market Street, Ipswich, Massachusetts 01938. If you return it in person, do so at the Bank's main office at 31 Market Street, Ipswich, Massachusetts. Be sure your completed Subscription Form and payment reaches the Bank before 5:00 p.m. on June 18, 2004. It is recommended that shareholders wishing to make returns by mail use registered mail.